SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement      |_| Confidential, for Use of the Commission
|X| Definitive Proxy Statement            Only (as permitted by Rule 14a-6(e)(2)
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         DREXLER TECHNOLOGY CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X| No Fee Required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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       to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    5. Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

    1. Amount previously paid:

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

                         DREXLER TECHNOLOGY CORPORATION
                            1077 Independence Avenue
                      Mountain View, California 94043-1601

                               ------------------

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                           FRIDAY, SEPTEMBER 24, 1999
                                    2:00 P.M.

To the Stockholders:

      The 1999 Annual Meeting of Stockholders of Drexler Technology Corporation will be held in the Edwards Room at Hyatt Rickeys hotel, 4219 El Camino Real, Palo Alto, California, on Friday, September 24, 1999, at 2:00 p.m., for the following purposes:

      1.    to elect directors;

      2. to approve a 300,000 share increase in the number of shares reserved for issuance under the 1991 Stock Option Plan; and

      3. to transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on Tuesday, July 27, 1999, are entitled to vote at this meeting and at any continuation or adjournment thereof.

                                         By Order of the Board of Directors


                                         JERALD E. ROSENBLUM
                                         Secretary

Mountain View, California
August 12, 1999

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD, AS PROMPTLY AS POSSIBLE, IN THE ENCLOSED ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

--------------------------------------------------------------------------------

                         DREXLER TECHNOLOGY CORPORATION

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 24, 1999

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Drexler Technology Corporation, a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. on Friday, September 24, 1999. Only stockholders of record on Tuesday, July 27, 1999, will be entitled to vote. At the close of business on that date, the Company had outstanding 9,796,480 shares of Common Stock.

      Stockholders are entitled to one vote for each share held. Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company, prior to the meeting, an instrument revoking it, by duly executing a proxy bearing a later date which is presented to the meeting, or by attending the meeting and electing to vote in person.

      All duly executed proxy cards received prior to the meeting will be voted in accordance with the choices specified thereon. As to any matter in which no choice has been specified, the shares represented thereby will be voted FOR the election of the Board's nominees as directors and FOR the increase in the number of shares reserved for issuance under the Company's 1991 Stock Option Plan, and in the discretion of the proxy holders on all other matters that may come before the meeting.

      The required quorum for the transaction of business at the annual meeting is a majority of the shares of the corporation entitled to vote, represented in person or by proxy. Shares that are duly voted "FOR," "AGAINST," or "ABSTAIN" on any matter are treated as being present at the meeting for purposes of establishing a quorum.

      The Company intends to count abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others in the absence of instructions from the beneficial owners) for the purpose of establishing the presence or absence of a quorum for the transaction of business, but not as votes cast with respect to the election of directors or for or against any other proposal that may come before the meeting. Abstentions and broker non-votes would therefore have no effect on the outcome of the election of directors or the vote on any proposal.

      The address of the Company's principal executive offices and the approximate date on which this Proxy Statement is being mailed to stockholders are shown on the accompanying Notice of Annual Meeting of Stock holders.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

      The authorized number of directors to be elected at this meeting is five. Management's nominees are: Jerome Drexler, Arthur H. Hausman, Dan Maydan, William E. McKenna, and Walter F. Walker, all of whom are presently directors of the Company. Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. As explained above, all proxies solicited hereby will be voted for the election of the five nominees unless authority to vote for one or more nominees is withheld in accordance with the instructions on the proxy card.

      The Company's By-Laws provide that any stockholder wishing to nominate one or more candidates for election as directors must give advance written notice of such intention substantially in advance of the date of the stockholder meeting at which such election is to be held. The text of the Company's By-Law provisions governing stockholder nominations and proposals is set forth on page 12 of this Proxy Statement. Eli Shapiro, a stockholder in the Company, has given notice that he intends to nominate his son, Brad J. Shapiro, for election as a director of the Company. Your Board of Directors unanimously opposes the possible nomination of Brad J. Shapiro for election asa director and, therefore, no proxy held by the Board's designated proxy holders will be voted in his favor if he is nominated. No other timely notices of intention to nominate candidates have been received by the Company, and accordingly no other nominations will be presented for the stockholders' consideration at the meeting.

      The table on the following page contains information respecting the number of shares and percentage of the Company's Common Stock beneficially owned by each of the Company's five directors, by each executive officer of the Company, and by all executive officers and directors as a group, as of June 18, 1999. The beneficial owners of the shares have full voting and investment power, except as indicated in the table, and have addresses in care of the Company. There are no family relationships among any directors or executive officers of the Company. As of the close of business on June 18, 1999, the Company had outstanding 9,794,180 shares of Common Stock.

Board Meetings and Committees

      The Board of Directors held four meetings during the 1999 fiscal year ended March 31, 1999. The Board has standing Audit, Compensation, and Stock Option Committees. There is no Nomination Committee. The Audit Committee is composed of Messrs. McKenna and Hausman. The Compensation Committee is composed of Messrs. McKenna, Maydan, and Drexler. The Stock Option Committee is composed of Messrs. McKenna and Hausman. During the 1999 fiscal year, the Compensation Committee held no meetings, the Stock Option Committee held two meetings, and the Audit Committee held two meetings. During the 1999 fiscal year, all Board and committee meetings were attended by all members.

      The Audit Committee has functions both as to the Company's independent public accountants and internal accounting. Its functions as to the Company's independent public accountants are to (a) recommend engagement and discharge,
(b) review the plan and results of the auditing engagement, (c) approve additional professional services, (d) review the accountants' independence, and
(e) consider the range of audit and nonaudit fees. Its functions as to the Company's internal accounting are to (a) review the scope and results of procedures for internal auditing and (b) consider comments from the independent public accountants with respect to internal accounting controls. The function of the Compensation Committee is to approve the salaries of executive officers (other than the Chief Executive Officer) and certain other management employees. The function of the Stock Option Committee is to administer the Company's 1991 Stock Option Plan and the Employee Stock Purchase Plan.

Director Compensation

      Each of the five directors receives a fee of $1,200 per month for serving as a director, the standard fee in effect since July of 1995. The Company also reimburses reasonable out-of-pocket expenses incurred by directors performing services for the Company.

      The Company's 1991 Stock Option Plan provides for the automatic grant of a five-year option to purchase 15,000 shares of the Company's Common Stock on the date any person first becomes a director. These grants to newly elected directors become exercisable in cumulative increments of one-third (1/3) each at the end of 24 months, 36 months, and 48 months from the date of grant. The 1991 Stock Option Plan further provides that on the date of the Company's annual meeting of stockholders, each non-employee director who has served as a director of the Company for the preceding six-month period and who is re-elected at the annual meeting, is automatically granted a five-year option to purchase 6,000 shares of the Company's Common Stock. (In the case of Mr. Walker's election as a director on March 16, 1999, effective May 27, 1999, the six-month qualification period began on the date of election.) The option share grants to the re-elected directors are exercisable in full at the time of grant. The exercise price for options granted to newly elected directors and re-elected directors is the fair market value of the Company's Common Stock on the effective date of the option grant.

           STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

                                                                       Director  Common Shares  Percentage
      Name, Principal Occupation, and Other Directorships        Age    Since    As of 6/18/99   of Class
      ---------------------------------------------------        ---    -----    -------------   --------
JEROME DREXLER, Director .....................................   71      1968     1,320,548(1)     13.5%
Chairman of the Board of Directors and Chief Executive Officer
of the Company and its wholly owned subsidiary, LaserCard
Systems Corporation.

ARTHUR H. HAUSMAN, Director ..................................   76      1981        47,392(2)       .5%
Private investor. Retired Chairman, President, and Chief
Executive Officer of Ampex Corporation (manufacturer of
professional audio-video systems, data/ memory products, and magnetic tape). Director Emeritus of Technology for Com
munications International (high-frequency antenna systems and electronic reconnaissance systems). Director of California
Amplifier, Inc. (low-noise amplifiers).

DAN MAYDAN, Director .........................................   63      1998         6,000(3)       .1%
President (since 1993) and Director (since 1992) of Applied
Materials, Inc. (semiconductor manufacturing equipment).
Director of Electronics for Imaging, Inc. (software).

WILLIAM E. McKENNA, Director .................................   79      1970        61,207(2)       .6%
Private investor. Director of California Amplifier, Inc.
(low-noise amplifiers), Safeguard Health Enterprises, Inc.
(healthcare services), Midway Games, Inc. (interactive
entertainment software for the coin-operated and home markets), and WMS Industries, Inc. (coin-operated and home video and
other games).

WALTER F. WALKER, Director ...................................   44      1999        18,750          .2%
President (since September 1994) of Seattle SuperSonics
National Basketball Association basketball team, a subsidiary of Ackerley Communications, Inc. Previously, was President
(from March to September 1994) of Walker Capital, Inc. (money management firm) and Vice President (from July 1987 to March
1994) of Goldman Sachs & Co. (a registered broker-dealer).
Director of Redhook Ale Brewery, Advanced Digital Information
Corporation (archival and backup data-storage peripherals), and
Washington Special Olympics. Also is a Chartered Financial
Analyst (CFA).

RICHARD M. HADDOCK ...........................................   47       N/A        99,768(4)      1.0%
President and Chief Operating Officer of the Company and its
wholly owned subsidiary, LaserCard Systems Corporation.

CHRISTOPHER J. DYBALL ........................................   48       N/A        75,182(5)       .8%
Executive Vice President of the Company; General Manager, Card
Manufacturing.

STEVEN G. LARSON .............................................   49       N/A        49,555(6)       .5%
Vice President of Finance and Treasurer of the Company and its
wholly owned subsidiary, LaserCard Systems Corporation.


All executive officers and directors as a group (the 8 persons
named above) .................................................                    1,678,402(7)     17.1%

----------
(1) Includes 244,000 shares purchasable by exercise of option within 60 days. Does not include 172,100 shares owned by Mr. Drexler's wife and 12,850 shares held by his wife as custodian, as to all of which shares Mr. Drexler disclaims any beneficial ownership. Does not include 15,000 shares held by The Drexler Foundation, the assets of which are perpetually dedicated to charity. The power to vote and to dispose of the shares held by The Drexler Foundation is shared by the Foundation's directors, consisting of Mr. Drexler and his wife.

(2)   Includes 27,000 shares purchasable by exercise of option within 60 days.

(3)   Includes 6,000 shares purchasable by exercise of option within 60 days.

(4)   Includes 98,800 shares purchasable by exercise of option within 60 days.

(5)   Includes 72,000 shares purchasable by exercise of option within 60 days.

(6)   Includes 48,400 shares purchasable by exercise of option within 60 days.

(7)   Includes 523,200 shares purchasable by exercise of option within 60 days.

Required Vote for Approval of Proposal 1

      The election of each nominee to the Board of Directors requires the affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present in person or represented by proxy at the meeting. With respect to the election of directors, stockholders may (1) vote "FOR" all five nominees, (2) "WITHHOLD" authority to vote for all such nominees, or (3) "WITHHOLD" authority to vote for any individual nominee or nominees, but vote for all other nominees. Because directors are elected by a plurality of the votes cast, broker non-votes and shares for which authority to vote has been withheld will have no effect on the outcome of the election.

                 On Proposal 1, Management recommends a vote FOR
                      election of the Company's nominees:

                        Jerome Drexler, Director
                        Arthur H. Hausman, Director
                        Dan Maydan, Director
                        William E. McKenna, Director
                        Walter F. Walker, Director

PROPOSAL 2: AMENDMENT TO 1991 STOCK OPTION PLAN

Amendment to Increase Authorized Number of Shares under 1991 Stock Option Plan

      Proposal 2 seeks shareholder approval of an amendment to the Company's 1991 Stock Option Plan (the "1991 Option Plan") to increase the total number of shares in the 1991 Option Plan by 300,000 shares, from 2,850,000 to 3,150,000 shares.

      As of May 27, 1999, a total of 949,080 shares had been issued upon the previous exercise of options under the 1991 Option Plan and were no longer available for option grants; 1,733,662 of the shares in the 1991 Option Plan were reserved for issuance upon the exercise of currently outstanding options; and a total of 167,258 shares remained available for additional option grants, prior to giving effect to the proposed increase. On May 27, 1999, the Board of Directors approved, subject to stockholder approval, an amendment to the 1991 Option Plan to increase the aggregate number of shares available thereunder by 300,000 shares in order to have an adequate number of shares available for future option grants.

      The Board of Directors believes that it is in the best interest of the Company to be able to continue to create equity incentives to assist in attracting, retaining, and motivating the key employees and consultants of the Company and its subsidiaries. Although in September of 1998, the Company's stockholders approved an amendment to the 1991 Stock Option Plan to increase the number of shares reserved thereunder by 480,000 shares, the Board of Directors believes that the 167,000 shares remaining available as of May 27, 1999 for granting options pursuant to the 1991 Option Plan are insufficient for that purpose.

      The 300,000 share increase sought under Proposal 2 represents less than 5 percent of the Company's 9,796,480 total outstanding shares as of its proxy solicitation record date of July 27, 1999.

Required Vote for Approval of Proposal 2

      Approval of the foregoing amendment to the 1991 Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the meeting. With respect to Proposal 2, stockholders may (1) vote "FOR," (2) vote "AGAINST," or
(3) "ABSTAIN"
from voting on this proposal. The affirmative vote of a majority of the votes cast is required for ratification of Proposal 2. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

            Management recommends a vote FOR approval of Proposal 2 -
                       Amendment to the 1991 Option Plan.

Summary of 1991 Stock Option Plan

      The 1991 Option Plan provides for the granting to key employees, officers, directors, and consultants to the Company and its subsidiaries (75 persons as of May 27, 1999) of options to purchase shares of the Company's $0.01 par value Common Stock.

      The purpose of the 1991 Option Plan is to enhance the interest of the Company's key employees and consultants (including officers and directors) in the success of the Company by giving them an ownership interest in the Company and to give them an incentive to continue their service to the Company. The plan also affords a means of providing additional recognition for services previously rendered. With the exception of options to be granted to its members, the Stock Option Committee determines in its sole discretion which of the eligible persons are granted options and the number of shares subject to such options. Non-employee directors and newly elected directors are automatically granted non-statutory stock options as more particularly described on page 2 of this document.

      Options granted to employees may be designated as incentive stock options
(ISOs) or as non-statutory stock options (NSOs). Only NSOs may be granted to consultants. The Internal Revenue Code, as presently in effect, limits the number of ISOs which can become exercisable by any employee in any one year and provides that the Company and optionees receive different tax treatment upon exercise of NSOs and ISOs. No tax consequences result to the Company or an ISO grantee upon the issuance and exercise of an ISO. No tax consequences result to the Company or an NSO grantee upon the issuance of an NSO pursuant to the 1991 Option Plan having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant of the NSO. Upon the exercise of the NSO, a grantee realizes income in an amount equal to the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise of the NSO, and the Company is entitled to a compensation deduction for the same amount.

      ISOs can be exercised only if the optionee is still an employee of the Company and its subsidiaries, and for a limited time period after termination of employment (or within one year after the death or disability of the optionee). All of the presently outstanding options under the 1991 Option Plan have five-year terms, with the exception of eight ten-year options. In general, the options are not immediately exercisable upon grant, but become exercisable in installments upon the passage of time or the occurrence of certain events. Options granted under the 1991 Option Plan typically have become exercisable in installments of one-third (1/3) each after two, three, and four years from the date of grant, although one NSO granted in June of 1996 becomes exercisable in installments of 20 percent each after six, 18, 30, 42, and 54 months from the date of grant. However, the 1991 Option Plan allows the Board of Directors and/or Stock Option Committee discretion to modify the terms of outstanding options within certain limits, including accelerating the vesting of outstanding options; and certain options are immediately exercisable upon grant.

      All options granted under the 1991 Option Plan must have an exercise price not less than the fair market value of the Company's Common Stock on the date the option is granted. Fair market value per share is defined for this purpose as the average of the high and low trading prices as reported by The Nasdaq Stock Market(R) on the applicable date. Payment for the shares upon the exercise of options is in cash or payment by utilization of outstanding Company stock owned by the optionee, unless payment by promissory note is directed by the full

Board of Directors. The Company receives no cash consideration upon the granting of options. The number of shares remaining available in the 1991 Option Plan is proportionately adjusted in the case of a stock split or dividend, as is the number of shares subject to outstanding options and the exercise price of such options.

      In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the 1991 Option Plan. The Board of Directors has adopted guidelines specifying the following as adjustments that it would consider appropriate upon the occurrence of such an event:

o permitting optionees no less than 30 days to exercise the vested portion of their options;

o having the successor corporation either (a) issue to optionees replacement options for the unvested portions of options, or else (b) pay deferred compensation on the spread between the value of Company stock upon the occurrence of such event and the option exercise price at the time such unvested portion would have vested; and

o providing for vesting of 100 percent of the unvested portion for optionees employed by the Company for at least two years prior to such event if their employment is terminated within one year of such event by the successor corporation other than by resignation or for acts of moral turpitude.

      The Company cannot now determine the number of options to be received in the future by all current executive officers as a group, all current directors who are not also executive officers as a group, or all employees including current officers who are not executive officers as a group.

Executive Officers

      The following table lists the names and ages of the Company's current executive officers, the positions held, and the year when first appointed. It is anticipated that each such executive officer will continue in his position, although there is no understanding or arrangement to that effect. Any executive officer could resign or be replaced or removed by the Board of Directors at any time.

                               EXECUTIVE OFFICERS

                                                                                                Officer
     Name                Age                          Position with Company                      Since
     ----                ---                          ---------------------                      -----
Jerome Drexler            71    Chairman of the Board of Directors and Chief Executive Officer   1968
                                of the Company and its wholly owned subsidiary, LaserCard
                                Systems Corporation

Richard M. Haddock        47    President and Chief Operating Officer of the Company and its     1997
                                wholly owned subsidiary, LaserCard Systems Corporation

Christopher J. Dyball     48    Executive Vice President of the Company and General Manager,     1992
                                Card Manufacturing

Steven G. Larson          49    Vice President of Finance and Treasurer of the Company and       1987
                                its wholly owned subsidiary, LaserCard Systems Corporation

Executive Compensation

      The Summary Compensation Table on the following page discloses the total compensation paid to each of the Company's four executive officers for the three fiscal years ended March 31, 1999, for services rendered in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                          Annual Compensation          Long-Term Compensation
                                                          -------------------          ----------------------
                                         Fiscal                                           Shares Underlying
    Name and Principal Position        Year Salary      Salary ($)      Bonus ($)         Option Grants (#)
    ---------------------------        -----------      ----------      ---------         -----------------
Jerome Drexler                            1999          $ 179,168          $ 0                 65,000
  Chairman of the Board and               1998          $ 164,647          $ 0                 45,000
  Chief Executive Officer                 1997          $ 160,755          $ 0                 45,000

Richard M. Haddock                        1999          $ 191,931          $ 0                 65,000
  President and                           1998          $ 173,720          $ 0                 20,000
  Chief Operating Officer                 1997          $ 113,456          $ 0                 51,000

Christopher J. Dyball                     1999          $ 174,130          $ 0                 65,000
  Executive Vice President; General       1998          $ 150,036          $ 0                 45,000
  Manager, Card Manufacturing             1997          $ 111,052          $ 0                 36,000

Steven G. Larson                          1999          $ 154,141          $ 0                 65,000
  Vice President of Finance               1998          $ 129,662          $ 0                 20,000
  and Treasurer                           1997          $ 114,502          $ 0                 51,000

Stock Option Grants to Executive Officers

      The following table sets forth the stock options granted to each of the Company's four executive officers under the Company's 1991 Option Plan during the 1999 fiscal year ended March 31, 1999. The table sets forth hypothetical dollar gains or "option spreads" for the options at the end of their respective terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on arbitrarily assumed annualized rates of compounded appreciation of the market price at the date of grant of five percent and ten percent from the date the option was granted to the end of the option term. However, no gain to the optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                              Individual Grants
                        ---------------------------------------------------------
                                                                                     Potential Realizable Value at
                                          Percent of                                    Assumed Annual Rates of
                          Shares        Total Options     Exercise                   Stock Price Appreciation for
                        Underlying       Granted to        Price       Expiration     5- or 10-Year Option Term
                         Options      All Optionees in   ($/Share)        Date        -------------------------
     Name               Granted(#)      Fiscal Year         (1)           (2)                5%             10%
     ----               ----------      -----------         ---           ---                --             ---
Jerome Drexler           15,000             2.9%          $14.750       6/02/08           $139,143       $352,616
                         30,000             5.7%          $11.156       9/25/08            210,484        533,408
                         20,000             3.8%          $10.906       9/15/08            137,178        347,637

Richard Haddock          15,000             2.9%          $14.750       6/02/03             61,127        135,075
                         30,000             5.7%          $11.156       9/25/03             92,468        204,331
                         20,000             3.8%          $10.906       9/15/03             60,264        133,168

Christopher Dyball       15,000             2.9%          $14.750       6/02/03             61,127        135,075
                         30,000             5.7%          $11.156       9/25/03             92,468        204,331
                         20,000             3.8%          $10.906       9/15/03             60,264        133,168

Steven Larson            15,000             2.9%          $14.750       6/02/03             61,127        135,075
                         30,000             5.7%          $11.156       9/25/03             92,468        204,331
                         20,000             3.8%          $10.906       9/15/03             60,264        133,168

----------

(1) At the discretion of the Board of Directors and/or Stock Option Committee, the optionee may pay the exercise price to the Company in cash, by promissory note, or by delivering already owned shares, subject to certain conditions.

(2) Mr. Drexler's options have ten-year terms. Options granted to Messrs. Haddock, Dyball, and Larson have five-year terms. These options are subject to earlier termination in certain events.

Aggregated Option Exercises and Options Held by Executive Officers

      The following table sets forth the value of options exercised by the Company's executive officers during the 1999 fiscal year and remaining unexercised at fiscal year end.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                  Number of Securities Underlying      Value of Unexercised
                          Shares                      Unexercised Options at          In-the-Money Options at
                       Acquired on      Value           Fiscal Year-End (#)            Fiscal Year-End ($)(2)
                         Exercise     Realized          ------------------             ----------------------
     Name                  (#)         ($)(1)       Exercisable   Unexercisable    Exercisable      Unexercisable
     ----                  ---         ------       -----------   -------------    -----------      -------------
Jerome Drexler                0        $      0        244,000               0       $372,708            $     0
Richard Haddock          12,200         121,450         98,800         134,000        162,888             13,163
Christopher Dyball        7,500          76,875         72,000         149,000         98,850             13,163
Steven Larson             3,600          35,100         48,400         129,000         43,238              8,775

----------
(1) Market value of underlying securities (based on the fair market value of the Company's Common Stock on The Nasdaq Stock Market(R)) at the time of their exercise, minus the exercise price.

(2) Market value of securities underlying in-the-money options at fiscal year end (based on $9.94 per share, the average of the high and low trading prices of the Company's Common Stock on The Nasdaq Stock Market(R) as of fiscal year end) minus the exercise price.

Principal Stockholder

      The table below shows the name, address, number of shares held, nature of ownership, and percentage of shares held as of June 18, 1999, by the only person or entity known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock.

                                       Number of Shares and        Percentage
         Name and Address               Nature of Ownership         of Class
         ----------------               -------------------         --------
          Jerome Drexler                   1,320,548(1)               13.5%
c/o Drexler Technology Corporation       Full dispositive
     1077 Independence Avenue            and voting power
      Mountain View, CA 94043

----------
(1) Includes 244,000 shares purchasable by exercise of option within 60 days. Does not include 172,100 shares owned by Mr. Drexler's wife and 12,850 shares held by his wife as custodian, as to all of which shares Mr. Drexler disclaims any beneficial ownership. Does not include 15,000 shares held by The Drexler Foundation, the assets of which are perpetually dedicated to charity. The power to vote and to dispose of the shares held by The Drexler Foundation is shared by the Foundation's directors, consisting of Mr. Drexler and his wife.

Compensation Committee Interlocks and Insider Participation

      Jerome Drexler, the Company's Chief Executive Officer, is a member of the Compensation Committee. The Compensation Committee is responsible for setting the salaries of the Company's executive officers, other than the Chief Executive Officer, and for certain other management employees of the Company and its subsidiaries.

Employment Contracts, Termination of Employment, and Change of Control Arrangements

      None of the Company's executive officers has employment or severance arrangements with the Company. Under the terms of the 1991 Stock Option Plan, the Board of Directors and/or Stock Option Committee retains discretion, subject to certain limits, to modify the terms of outstanding options. In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the 1991 Option Plan. See the summary of the 1991 Option Plan on pages 5 and 6 of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and beneficial owners of more than ten percent of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that for the 1999 fiscal year, these requirements were satisfied except for one Form 4 that was filed 14 days late for Dr. Dan Maydan due to his overseas travel. The Company believes, based on its review of Forms 3, 4, 5, if any, and periodic written representations from reporting persons, that all other officers, directors, and holders of more than ten percent of the Company's Common Stock complied with all
Section 16(a) filing requirements for the 1999 fiscal year.

                           -------------------------

With reference to the next two sections, headed Compensation Policy and Stock Performance Chart, and notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or part, the Compensation Policy and the Stock Performance Chart shall not be incorporated by reference in any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

Compensation Policy

      The Board of Directors, in coordination with the Compensation Committee and Stock Option Committee, establishes the general compensation policies of the Company and specific compensation levels for the Company's Chief Executive Officer and other executive officers. The Company's compensation policy, as adopted and revised from time to time, is to provide total compensation opportunities that are competitive with the pay practices of other companies and thereby enable the Company to attract and retain superior performing managers. This is accomplished through a combination of cash incentives and equity incentives which are granted to the Company's executive officers as well as to a broad range of the Company's employees. The Company believes that this closely aligns employee interests with those of its stockholders.

      The Board considered a total package for the Company's Chief Executive Officer in the context of the Company's objectives and business strategy. The analysis included reviewing compensation of chief executive officers of comparable companies within similar industries. The Company's overall financial performance was considered by the Board in determining the Chief Executive Officer's compensation; however, the specific performance of the Company's Common Stock was not a factor. In addition, the Board considered factors such as the individual's past performance and future potential. The same factors and considerations were used in determining the compensation of the Company's other executive officers as were used in setting the compensation of the Chief Executive Officer.

      The Company also maintains a Management Bonus Plan for its management employees. The Board determines the Company contribution to a bonus pool. This contribution is usually related to performance criteria such as pretax, pre-bonus Company earnings and licensing revenues, with various adjustments. The Chief Executive Officer then has sole discretion to allocate this bonus pool among the employees of the Company, excluding himself. The Company made no contribution to the bonus pool during fiscal 1999.

      Compensation Committee                      Stock Option Committee
      ----------------------                      ----------------------
          Jerome Drexler                            Arthur H. Hausman
            Dan Maydan                              William E. McKenna
        William E. McKenna

Stock Performance Chart

      In the stock performance chart below, the cumulative total return on investment for the Company's common stock over the past five fiscal years is compared to the Russell 2000 Stock Index ("Russell 2000") and the University of Chicago Center for Research in Security Prices (CRSP) Total Return Index for the Nasdaq Stock Market Electronic Components industry group ("Nasdaq Electronic Components"). The chart assumes that the value of the investment in the Company and each index was $100 on March 31, 1994, and that any dividends were reinvested.

      Previously, the Company has compared its stock performance to the Standard & Poor's 500 Stock Index ("S&P 500") and the CRSP Total Return Index for Nasdaq Computer Manufacturers industry group ("Nasdaq Computer Manufacturers"). Cumulative total returns for these two indexes are included in the stock performance chart below.

      The Russell 2000 is a benchmark index for small capitalization stocks, and the Company's market valuation more closely relates in size to the companies in the Russell 2000 than to companies in the S&P 500.

      There is no industry index or product peer group specifically for the Company's products, namely optical memory cards and equipment. The U.S. Department of Labor lists "Magnetic and Optical Recording Media" in Standard Industrial Classification (SIC) Code 3695 under the broad heading of Electronic and Other Electrical Equipment and Components. The Company's equipment product classification, SIC Code 3572, "Computer Storage Devices," is listed under the heading of Computer Equipment. The Nasdaq Electronic Components industry index was chosen because the majority of the Company's revenues currently are derived from the sale of optical recording media (optical memory cards).

                     [STOCK PERFORMANCE CHART APPEARS HERE]

      The stock performance chart was plotted using the following data:

                                                     Fiscal Year Ending March 31,
                                         ----------------------------------------------------------
 ......................................     1994      1995       1996      1997      1998      1999
                                           ----      ----       ----      ----      ----      ----
Drexler Technology Corporation........   $100.00   $100.00    $206.38   $174.47   $265.96   $170.21
Russell 2000..........................   $100.00   $105.50    $136.19   $143.15   $203.01   $170.02
S&P 500...............................   $100.00   $115.57    $152.68   $182.94   $270.75   $320.49
CRSP Nasdaq Computer Manufacturers....   $100.00   $119.41    $183.83   $201.02   $356.01   $705.58
CRSP Nasdaq Electronic Components.....   $100.00   $130.86    $172.10   $301.82   $345.45   $505.54

         PAST RESULTS ARE NOT AN INDICATOR OF FUTURE INVESTMENT RETURNS

Independent Public Accountants

      Arthur Andersen LLP are the Company's independent public accountants for the current fiscal year and first held this position for the fiscal year ended March 27, 1981. The independent public accountants are appointed by the Board of Directors. During the fiscal year ended March 31, 1999, Arthur Andersen LLP performed audit services including examination of annual financial statements, assisted on accounting and financial reporting matters, and performed tax services including the preparation of returns and the rendering of planning advice. Representatives of Arthur Andersen LLP are expected to be present at the stockholders' meeting. The representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by stockholders.

Proxy Cost and Solicitation

      Proxies may be solicited by mail, in person, by telephone, or by other methods. Solicitations may be made by directors, officers, and employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of common stock they hold of record. The Company will reimburse these record holders for clerical and mailing expenses incurred by them in forwarding these materials to their customers.

      The Company has retained Corporate Investor Communications, Inc. ("CICI") for solicitation and advisory services, if necessary, in connection with the solicitation, for which CICI would receive a fee estimated at $5,000, together with reimbursement for its reasonable out-of-pocket expenses.

      The cost of soliciting proxies on behalf of the Board of Directors for the annual meeting is being borne by the Company. Costs incidental to these solicitations include expenditures for printing, postage, legal, soliciting, and related expenses and could include accounting and other consulting services in addition to the fees and costs of CICI described above.

Other Matters; Timely Proposals

      The Company's management does not intend to bring any business before the meeting other than the matters referred to in the accompanying Notice. If any other matters are properly presented at the meeting, however, all proxies solicited hereby will be voted in accordance with the discretion of the proxy holders. The proxy holders will be deemed to have discretionary authority to vote on the following matters, among others: (a) all stockholder proposals, including but not limited to any which may be submitted by Eli Shapiro or others affiliated with him; (b) approval of the minutes of the 1998 Annual Meeting (but without ratification of the actions taken at that meeting); (c) election of a substitute for any nominee who is unable or unwilling to serve as a director of the Company, and (d) all matters incident to the conduct of the meeting.

      In accordance with the Company's By-Laws, stockholder proposals submitted by any person or group (other than the Company's Board of Directors) after May 27, 1999 will be considered untimely and will not be submitted for approval of the stockholders at the 1999 Annual Meeting.

Stockholder Proposals for the 2000 Annual Meeting

      Subject to Securities and Exchange Commission regulations, stockholder proposals intended to be presented at the year 2000 Annual Meeting of Stockholders must be received at the Company's principal executive offices not later than May 26, 2000.

Advance Notice Required for Stockholder Nominations and Proposals

      The Company's By-Laws require timely advance written notice of all stockholder nominations of candidates for director, and of any other proposals to be presented at an annual meeting for the vote of the stockholders. Following is the text of Article 2, Section 13, of the By-Laws:

      (a) The Board of Directors of the Corporation may nominate candidates for election as directors of the corporation and may propose such other matters for approval of the stockholders as the Board deems necessary or appropriate.

      (b) Nominations for election of members of the Board of Directors may also be made by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any such nominations under this paragraph must be made in writing and must be received by the Secretary, at the principal offices of the corporation, by the close of business on a date which is not less than one hundred twenty
(120) days prior to the meeting; provided, however, that if less than one hundred twenty (120) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed to stockholders of record or such public disclosure was made; and provided, further, that public disclosure shall in all cases be deemed to have been made of any annual meeting held on the date specified in these By-Laws. Such notification must contain the following information: (i) the name and address of each proposed nominee, (ii) the principal occupation of each proposed nominee,
(iii) the number of shares (if any) of capital stock of the corporation owned of record or beneficially by each proposed nominee, (iv) the name and residence address of the notifying stockholder, (v) the number of shares of capital stock of the corporation owned by the notifying stockholder, (vi) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt, and (vii) any other information relating to such nominee that is required to be disclosed in a proxy statement soliciting proxies for the election of directors or is otherwise required to be provided by the stockholder pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. The notification shall (1) be signed by the nominating stockholder and by each nominee, (2) be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee, and (3) confirm the accuracy of all of the above-described information contained in the notice. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his or her instructions, the Inspector(s) of Election shall disregard all votes cast for each such nominee.

      (c) No proposal by any person other than the Board of Directors shall be submitted for the approval of the stockholders at any regular or special meeting of the stockholders of the corporation unless written notice of such proposal shall have been given by the person advancing such proposal and actually received by the Secretary of the corporation, at the principal offices of the corporation, by the close of business on a date which is not less than one hundred twenty (120) days prior to the meeting; provided, however, that if less than one hundred twenty (120) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed to stockholders of record or such public disclosure was made; and provided, further, that public disclosure shall in all cases be deemed to have been made of any annual meeting which is held on the date specified in these By-Laws. Such notice must be either delivered to the Secretary or mailed to and received by the Secretary, shall be signed and dated by the person advancing the proposal (the "Proposing Stockholder"), and shall disclose (i) the name and address(es) of the person or group advancing the proposal, (ii) the number of shares of stock in the corporation owned of record or beneficially by the Proposing Stockholder, (iii) any material interest of such person or persons, or of persons affiliated with them, in the proposal, and (iv) such other information concerning the person making such proposal and the proposal itself as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

[Back cover]

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD, AS PROMPTLY AS POSSIBLE, IN THE ENCLOSED ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

--------------------------------------------------------------------------------

This Proxy Statement was printed on recycled paper.

PROXY

                               [LOGO] DREXLER
                                      TECHNOLOGY CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING SEPTEMBER 24, 1999

The undersigned hereby appoints Jerome Drexler and Jerald E. Rosenblum, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of Drexler Technology Corporation held of record by the undersigned on Tuesday, July 27, 1999, at the Annual Meeting of Stockholders to be held on Friday, September 24, 1999, or any continuation or adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

                            ^ FOLD AND DETACH HERE ^

     YOUR VOTE IS IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
             PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD
               IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

              IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE
               ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS.

                IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY
                     WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example  |X|

                                                              WITHHELD
                                             FOR               FOR ALL
ITEM 1.- ELECTION OF DIRECTORS.              |_|                 |_|
         Nominees: Jerome Drexler
                   Arthur H. Hausman
                   Dan Maydan
                   William E. McKenna
                   Walter F. Walker

WITHHELD FOR: (Write that nominee's name on the space provided below):

              --------------------------------------------------------

                                             FOR       AGAINST      ABSTAIN
ITEM 2.- APPROVAL OF AN AMENDMENT TO 1991    |_|         |_|           |_|
         STOCK OPTION PLAN.

                                             FOR       AGAINST      ABSTAIN
ITEM 3.- OTHER MATTERS. In their             |_|         |_|           |_|
         discretion, the Proxies are
         authorized to vote upon such
         other matters as may properly
         come before the meeting or any
         adjournment or continuation
         thereof.

--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT VOTING INSTRUCTIONS, THE SHARES WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

Signature(s)_______________________________________ Date_________________, 1999

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership name by the authorized person.

                            ^ FOLD AND DETACH HERE ^

                 WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
                       PLEASE MARK, SIGN, DATE, AND RETURN
              THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                   THANK YOU.